Exhibit 10.12

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into the 7th day of February, 2011, between 40|86 Advisors, Inc. (the “Company”) and Eric R. Johnson (“Executive”).

Recitals

A. The Company and Executive entered into an Amended and Restated Employment Agreement dated as of December 21, 2009 (the “Agreement”).

B. The Company and Executive desire to further amend the Agreement to extend its Term (as defined in the Agreement) and to make the other changes set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:

1.
Section 2 of the Agreement is hereby amended solely to change the ending date of the Term from September 30, 2010 to September 30, 2012.  All other provisions of Section 2 of the Agreement shall remain unchanged.

2.	Section 5(b) of the Agreement is hereby amended solely to change “2010 bonus” in the penultimate sentence to “2012 bonus.” All other provisions of Section 5(b) of the Agreement shall remain unchanged.

3.	The reference to “Chief Executive Officer” in Section 15 of the Agreement is hereby amended to read “General Counsel.”

4.	All references in the Agreement to “Conseco, Inc.” are hereby amended to read “CNO Financial Group, Inc.” and all references in the Agreement to “Conseco” are hereby amended to read “CNO”.

5.	All provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

40|86 ADVISORS, INC.

/s/ Karl W. Kindig
Karl W. Kindig, Assistant Secretary

/s/ Eric R. Johnson
Eric R. Johnson